Exhibit 3.1

$150.00

Currently Not Available

Document processing fee

If document is filed on paper

If document is filed electronically

Fees & forms/cover sheets are

subject to change.

To file electronically, access instructions

for this form/cover sheet and other

information or print copies of filed

documents, visit www.sos.state.co.us

and select Business.

Paper documents must be typewritten or machine printed. ABOVE SPACE FOR OWICE USE ONLY

Corporation

Statement of Merger

(Surviving Entity is a Domestic Entity)

filed pursuant to $7-90-203.7 of the Colorado Revised Statutes (C.R.S.)

1. For each & entity, its ID number (if applicable), entity name or true name, form of entity, jurisdiction under the law of which it is formed, and principal address are

ID Number

Entity name or true name

RECEIVED 2011 MAR 23 PM 2:47

SECRETARY OF STATE

STATE OF COLORADO

Form of entity

Jurisdiction

201 01 582187

(Colorado Secretary of State LD number)

Ampio Acquisition, Inc.

Colorado

Street address 5445 DTC Parkway, P.4

(Street number and name)

Greenwood Village CO 80111

(City

(State)

(ZIP/Postal Code)

(Province – if applicable) (name)

Mailing address

(leave blank if same as street address) (Street number and name or Post Office Bar information)

(City) (State) (ZLP/Postal Code)

(Province – if applicable) (Country)

ID Number

Entity name or true name

Form of entity

Jurisdiction

(Colorado Secretary of State ID number)

Street address

(Beet number and name)

(City) (State) (ZIP/Postal Code)

(Province - $applicable) (Country)

Mailing address

(leave blank if same as street address) (Street number and name or Post office Box information)

(City,, (State) (ZIP/Postal Code)

(Province - applicable) (Country)

ID Number

Entity name or true name

Form of entity

Jurisdiction

Street address

(Colorado Secretary of State ID number)

(Street number and name)

(City) (stat)e (ZIP/Postal Code)

(Province - if applicable) (Country)

Mailing

address

(leave blank if same as street address) (Street number and name or Post Office Box information)

(City 0 (ZLP/Postal Code)

(Province – if applicable) (country)

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

There are more than three merging entities and the ID number (if applicable), entity name or true name, form of entity, jurisdiction under the law of which it is formed, and the principal address of each additional merging entity is stated in an attachment.

2. For the surviving entity, its entity ID number (if applicable), entity name or true name, form of entity,

jurisdiction under the law of which it is formed, and principal address are

ID Number

Entity name or true name

MERGE-DOM

19901 0601 02

(Colorado Secretary of State ID number)

DM1 BioSciences, Inc.

Form of entity

Jurisdiction

-Street a address

Corporation

Colorado

5445 DTC Parkway, P.4

(Sheet number and name)

Greenwood Village CO 80111

(City,, 0 (ZIP/Postal Code)

USA

(Province – if applicable) (Country)

Mailing address

(leave blank if same as street address) (Street number and name or Post Office Box information)

(city) (state) (ZLP/Postal Code)

(Province – if applicable) (cow@)

3. Each merging entity has been merged into the surviving entity.

4. (if the following statement applies, adopt the statement by marking the box.)

[j The plan of merger provides for amendments to a constituent filed document of the surviving entity and an appropriate statement of change or other document effecting the amendments will be delivered to the

Secretary of State for filing pursuant to Part 3 of Article 90 of Title 7, C.R.S.

5. (If the following statement applies, adopt the statement by marking the box and state the appropriate document number (s).)

One or more of the merging entities is a registrant of a trademark described in a filed document in the records of the secretary of state and the document number of each filed document is

Document number

Document number

Document number

(7f the following statement applies, adopt the statement by marking the box and include an attachment.)

There are more than three trademarks and the document number of each additional trademark is stated in an attachment.

6. (If applicable, adopt the following statement by marking the box and include an attachment.)

This document contains additional information as provided by law.

7. (Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)

(if the following statement applies, adopt the statement by entering a date & if applicable, time using the required format.)

The delayed effective date and, if applicable, time of this document are

(mm/dd/yyyy hour:minute d p m )

Notice:

Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that such document is such individual’s act and deed, or that such individual in good faith believes such document is the act and deed of the person on whose behalf such individual is causing such document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S. and, if applicable, the constituent documents and the organic statutes, and that such individual in good faith believes the facts stated in such document are true and such document complies with the requirements of that Part, the constituent documents,

USA State G. MERGE_DOM

and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of

State, whether or not such individual is identified in this document as one who has caused it to be delivered.

8. The true name and mailing address of the individual causing this document to be delivered for filing are

Miller Bruce

(First) (Middle)

5445 DTC PARkway, way, P.4

(Suffix)

(Street number and name or Post Office Box information)

Greenwood Village Villa-a e CO 80111

(city) (ZIP/Postal Code)

(Province - $applicable) (Country)

@f applicable, adopt the following statement by marking the box and include an attachment.) 2 This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:

This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice,

and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended form time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user’s legal, business or tax advisor(s).

Page 4 of 4 Rev. 5/29/2007

Mail form to:

Colorado Secretary of State

1700 Broadway Ste 200

Denver, CO 80290

Make checks payable to: Colorado Secretary of State

Do not include this page with your filing.